                                                                  Exhibit (b)(i)

   FIRST UNION NATIONAL BANK                     FLEET NATIONAL BANK
  FIRST UNION SECURITIES, INC.              FLEETBOSTON ROBERTSON STEPHENS INC.
     One First Union Center                       100 Federal Street
    301 South College Street                 Boston, Massachusetts 02110
Charlotte, North Carolina 28288





                                  July 12, 2000



Chartwell Investments II LLC
717 Fifth Avenue
New York, New York 10022
Attention: Todd R. Berman, President

Ladies and Gentlemen:

     Chartwell Investments II LLC (the "Sponsor") has informed First Union National Bank ("First Union"), Fleet National Bank ("Fleet," and together with First Union, the "Agents"), First Union Securities, Inc. ("FUSI") and FleetBoston Robertson Stephens Inc. ("FRS," and together with FUSI, the "Co-Arrangers") that it intends to engage in a series of transactions whereby
(a) the Sponsor or one or more of its affiliates will form, together with Ford Motor Company or one or more of its affiliates (collectively, "FMC"), a holding company ("Parent"), which will in turn form a wholly owned subsidiary ("MergerCo"), and Parent and MergerCo will enter into an Agreement and Plan of Merger (the "Merger Agreement") with Carey International, Inc., a Delaware corporation (the "Borrower"), pursuant to which MergerCo and the Borrower will commence a joint tender offer (the "Tender Offer") to acquire, for cash, all of the issued and outstanding shares of common stock of the Borrower. Pursuant to the Merger Agreement, upon completion of the Tender Offer, either MergerCo or a wholly owned subsidiary of MergerCo created for such purpose will merge (the "Merger") with and into the Borrower. The Tender Offer and Merger will be completed either in a Short-Form Merger Structure or a Long-Form Merger Structure, as described in the Term Sheet referred to below, depending on the number of shares of common stock of the Borrower that are tendered in the Tender Offer. Capitalized terms used in this Commitment Letter without definition shall have the meanings given to them in the Term Sheet referred to below.

     You have advised us that, in order to finance the Merger, (a) Parent will capitalize MergerCo and the Borrower with not less than $97 million in cash equity contributed to Parent by the Sponsor and FMC (and thereafter to MergerCo by Parent) and (at the effective time of the Merger) approximately $9.0 million (and in any event not less than $6.0 million) in equity of the

Chartwell Investments II LLC
July 12, 2000
Page 2
----------------------------


Borrower retained by members of the Borrower's management, (b) the Borrower will obtain senior secured credit facilities in the aggregate principal amount of $160 million, with such principal amount subject to increase by an amount of up to $10 million as provided in the Term Sheet (the "Facilities"), and (c) the Borrower will issue $40 million in aggregate principal amount of its unsecured subordinated notes in a private placement (the "Subordinated Notes") You have further advised us that the proceeds of the Facilities will be used to finance a portion of the consideration to be paid to stockholders of the Borrower in connection with the Tender Offer and the Merger, to refinance certain existing indebtedness of the Borrower, to pay fees and expenses in connection with the Facilities and the other transactions described herein, and to provide for the working capital and general corporate requirements (including the funding of acquisitions) of the Borrower and its subsidiaries (the Facilities, together with the Tender Offer, the Merger, the Subordinated Notes and the other transactions described herein and in the Term Sheet, collectively, the "Transactions"), and that no external debt financing will be required to effectuate the Transactions other than the financing described herein and the Subordinated Notes. The Sponsor has requested that First Union and Fleet commit to provide the entire principal amount of the Facilities and that FUSI and FRS agree to structure, arrange and syndicate the Facilities.

     First Union and Fleet are pleased to confirm their several commitments to provide the entire principal amount of the Facilities to the Borrower, and the Co-Arrangers are pleased to confirm their agreement to serve as co-arrangers for the Facilities and to arrange a syndicate of financial institutions (the "Lenders") mutually acceptable to the Co-Arrangers, the Agents and the Sponsor, in each case based upon and subject to the foregoing and subject to the terms and conditions set forth below and in the summary of terms and conditions (the "Term Sheet") attached hereto. The commitments of the Agents hereunder are several and not joint. Under the terms and conditions set forth hereinbelow and in the Term Sheet, First Union will provide 50% of the aggregate principal amount of the Facilities, and Fleet will provide 50% of the aggregate principal amount of the Facilities. It is a condition to each Agent's commitment hereunder that the portion of the Facilities not being committed to hereunder by such Agent shall be committed to by the other Agent and/or other Lenders (on the terms and subject to the conditions set forth herein and in the Term Sheet) at the initial closing of the Facilities. The Sponsor understands that the pricing of the Facilities has been determined independently, and neither the pricing nor the availability of the Facilities is conditioned upon the Sponsor, the Borrower or any of their respective subsidiaries or affiliates purchasing any additional product or services from either Agent or any of its affiliates, including the Co-Arrangers.

     Each Agent's commitment hereunder and each Co-Arranger's agreement to provide the services described herein are subject to (i) the Sponsor's written acceptance of a letter from the Agents and the Co-Arrangers to the Sponsor of even date herewith (the "Fee Letter") pursuant to which the Sponsor agrees to pay to the Agents and the Co-Arrangers certain fees in connection with the Facilities as more particularly set forth therein, (ii) the completion of a definitive credit agreement and related documentation for the Facilities and definitive documentation for the other Transactions in form and substance satisfactory to the Agents, (iii) compliance with all

Chartwell Investments II LLC
July 12, 2000
Page 3
----------------------------


applicable laws and regulations, (iv) the absence of any condition in the financial or capital markets prior to the execution of such definitive credit documentation that could reasonably be expected to have a material adverse effect on the primary syndication of the Facilities, (v) the Agents' satisfaction that, prior to and during the syndication of the Facilities, there shall be no competing issues of debt securities or commercial bank or other credit facilities of Holdings, the Borrower or any of their respective subsidiaries being offered, placed or arranged (other than the Subordinated Notes), and (vi) the satisfaction of all other conditions described herein, in the Term Sheet, and in such definitive credit documentation. The terms and conditions of the Agents' commitments hereunder and of the Facilities are not limited to those set forth herein and in the Term Sheet, and any matters that are not covered by the provisions hereof and thereof shall be subject to the mutual agreement of the Agents, the Sponsor and the Borrower.

     In addition, it is understood and agreed that First Union, Fleet, FUSI and FRS shall be entitled, after consultation with the Sponsor and the Borrower, to change the pricing (including interest and upfront fees), terms and structure of the Facilities, and the timing of syndication and closing thereof, at any time if the syndication of the Facilities has not been completed and First Union, Fleet, FUSI and FRS determine in good faith that such changes are advisable to ensure a successful syndication of the Facilities, provided that (i) the total principal amount of the Facilities remains unchanged and (ii) once each of the Agents has reached a hold level of $45 million in commitments, (A) any increase in the Applicable Margins shall not exceed 75 basis points and (B) the commitments may be reallocated only between the Term A Facility and the Term B Facility and the amounts of the Revolving Credit Facility and the Acquisition Facility shall not be changed. The commitments of the Agents hereunder are subject to the agreements of the Sponsor set forth in this paragraph. The provisions of this paragraph shall survive the execution of definitive credit documentation for the Facilities and the closing thereof.

     It is agreed that First Union will act as the administrative agent for the Facilities, Fleet will act as the syndication agent for the Facilities, and the Co-Arrangers will act as the co-arrangers for the Facilities. It is further agreed that no additional agents, co-agents or arrangers will be appointed and no Lender will receive compensation outside the terms contained herein (including the Term Sheet) and in the Fee Letter in order to obtain its commitment to participate in the Facilities, in each case unless the Sponsor and the Co-Arrangers so agree. Notwithstanding the foregoing, each of the Agents and the Co-Arrangers reserves the right to allocate (in whole or in part) to any of its affiliates any fees payable to it in such manner as it and its affiliates may agree in their sole discretion.

     The Sponsor understands that the Co-Arrangers intend to commence their syndication efforts promptly and agree actively to assist, and to use commercially reasonable efforts to cause the Borrower to assist, the Agents and the Co-Arrangers in achieving a timely syndication (which is expected to be completed after the closing of the Facilities) that is mutually satisfactory to the Agents, the Co-Arrangers and the Sponsor. The syndication will be accomplished by a variety of means, including direct contact during the syndication between senior management of the Borrower, the Sponsor, the Agents, the Co-Arrangers and their respective affiliates and advisors.

Chartwell Investments II LLC
July 12, 2000
Page 4
----------------------------


The Sponsor agrees that the Agents and the Co-Arrangers may share with any of their respective affiliates and advisors any information related to the Borrower and the Sponsor, their respective subsidiaries and affiliates, and the Transactions or any other matter contemplated hereby, on a confidential basis.

     It is understood and agreed that the Co-Arrangers will manage, in consultation with the Sponsor, all aspects of the syndication, including but not limited to decisions as to the selection of institutions to be approached, when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Co-Arrangers in their syndication efforts, the Sponsor agrees (i) promptly to prepare and provide, and to use commercially reasonable efforts to cause the Borrower to prepare and provide, to the Co-Arrangers and the Agents all information reasonably requested by them with respect to the Sponsor, the Borrower and its subsidiaries, and the Transactions, including all financial information and projections (the "Projections"), as the Co-Arrangers and the Agents may reasonably request in connection with the arrangement and syndication of the Facilities, (ii) to assist, to cause its affiliates and advisors to assist, and to use commercially reasonable efforts to cause the Borrower to assist, the Co-Arrangers in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication, and (iii) to make appropriate officers and representatives of the Sponsor and, to the extent reasonably practicable, the Borrower available to participate in information meetings for the potential Lenders at such times and places as the Co-Arrangers may reasonably request.

     The Agents' commitments as set forth herein and the Co-Arrangers' agreements to provide the services described herein are subject to the condition that (a) all written information (other than the Projections) concerning the Sponsor, the Borrower and its subsidiaries and the Transactions (the "Information") that has been or will be made available to the Co-Arrangers or the Agents by the Sponsor or the Borrower or any of their respective representatives is, or will be when furnished, taken as a whole, complete and correct in all material respects and does not, or will not when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) the Projections that have been or will be made available to the Co-Arrangers or the Agents by the Sponsor or the Borrower or any of their respective representatives have been or will be prepared in good faith based upon reasonable assumptions.

     The Sponsor agrees to reimburse the Agents and the Co-Arrangers for all of their reasonable fees and out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, execution and delivery of this Commitment Letter, the Term Sheet, the Fee Letter, the definitive credit documentation for the Facilities, the syndication of the Facilities, and all of the other transactions described herein, whether or not the Facilities are closed or any credit is extended thereunder, unless and except to the extent a court of competent jurisdiction has determined by a final and nonappealable judgment that the Agents

Chartwell Investments II LLC
July 12, 2000
Page 5
----------------------------


are in breach of their commitments hereunder to provide the Facilities. The Sponsor also agrees to indemnify and hold harmless each Agent, each Co-Arranger and their respective affiliates, directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, suits, losses, claims, damages and liabilities of any kind or nature, joint or several, to which such Indemnified Parties may become subject, related to or arising out of any of the transactions contemplated herein, including, without limitation, the execution and delivery of this Commitment Letter, the execution and delivery of definitive credit documentation for the Facilities, the syndication and closing of the Facilities and the use of proceeds thereunder, and the closing of the other Transactions, and to reimburse the Indemnified Parties for all out-of-pocket expenses (including reasonable attorneys' fees and expenses of counsel to First Union and FUSI and counsel to Fleet and FRS) on demand as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom; provided, however, that no Indemnified Party shall have any right to indemnification for any of the foregoing to the extent determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct. This Commitment Letter is addressed solely to the Sponsor, and neither the Agents or the Co-Arrangers, on the one hand, nor the Sponsors or the Company, on the other hand, shall be liable to the other or any other person for any indirect or consequential damages that may be alleged as a result of this Commitment Letter or any of the transactions referred to herein. The provisions of this paragraph shall survive any termination of this Commitment Letter or the commitments of the Agents set forth herein; provided that the Sponsor shall be released from all of its obligations under this Commitment Letter so long as the Borrower, by execution of the definitive credit documentation for the Facilities, shall have assumed all of the Sponsor's obligations hereunder that are intended to survive the termination of this Commitment Letter; and provided further that the obligations of the Sponsor arising under the fifth, sixth, seventh and eighth paragraphs hereof shall remain in full force and effect until the primary syndication of the Facilities has been completed.

     Until acceptance of this Commitment Letter in writing, the Sponsor is not authorized to show or circulate this Commitment Letter or the Term Sheet to any other person or entity (other than to (i) its attorneys, financial advisors and accountants and (ii) Ford Motor Company, the Borrower and the lenders under the proposed Subordinated Notes and their respective attorneys, financial advisors and accountants, in each case in connection with their evaluation of the Transactions, provided that each of such persons shall also be bound by the confidentiality provisions hereof), except as may be required by law or applicable judicial process or except as otherwise agreed by the Agents and the Co-Arrangers.

     The Co-Arrangers shall have the right to review and approve any public announcement or public filing made after the date hereof relating to the Facilities or to the Co-Arrangers or their affiliates before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed). The Sponsor shall have the right to review and approve the Agents' disclosure of information relating to this transaction to Gold Sheets and other
                                                          -----------
similar bank trade publications before any such disclosure is made (such approval not to be unreasonably withheld

Chartwell Investments II LLC
July 12, 2000
Page 6
----------------------------


or delayed). Such information will consist of deal terms and other information customarily found in such publications.

     This Commitment Letter, the commitments of the Agents set forth herein and the agreements of the Co-Arrangers to provide the services set forth herein shall, in the event this Commitment Letter is accepted by the Sponsor as provided in the last paragraph hereof, automatically expire at the earliest to occur of the following: (i) the occurrence of any event that has, or could reasonably be expected to have, a material adverse change in the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (ii) the termination of the definitive Agreement and Plan of Merger with regard to the Merger or the termination or expiration of the Tender Offer without acceptance by MergerCo of at least a majority of shares of the Borrower's common stock entitled to vote in the Merger (after giving effect to the exercise of the Topping Option or the Self-Tender, if applicable), and (iii) 5:00 p.m., Charlotte time, on September 15, 2000, if the initial borrowing under the Facilities shall not have occurred by such time.

     This Commitment Letter and the Fee Letter shall be governed by and construed in accordance with the internal laws of the State of North Carolina, and together constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersede any previous agreement, written or oral, between the parties with respect to the subject matter hereof and thereof. This Commitment Letter shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto, but shall not be assigned in whole or in part by the Sponsor without the prior written consent of the Agents and the Co-Arrangers. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits on, or create any rights in favor of, any other person or entity. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.

Chartwell Investments II LLC
July 12, 2000
Page 7
----------------------------


     If the Sponsor is in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Agents, together with an executed counterpart of the Fee Letter, by no later than 5:00 p.m., Charlotte time, on July 13, 2000. This Commitment Letter, the commitment of the Agents set forth herein and the agreements of the Co-Arrangers to provide the services set forth herein shall automatically terminate at such time unless signed counterparts of this letter and the Fee Letter shall have been delivered to the Agents in accordance with the terms of the immediately preceding sentence.

                                         Sincerely,

                                         FIRST UNION NATIONAL BANK


                                         By:      ____________________________

                                         Title:   ____________________________

                                         FLEET NATIONAL BANK


                                         By:      ____________________________

                                         Title:   ____________________________

                                         FIRST UNION SECURITIES, INC.


                                         By:      ____________________________

                                         Title:   ____________________________

                                         FLEETBOSTON ROBERTSON STEPHENS INC.


                                         By:      ____________________________

                                         Title:   ____________________________


                             (signatures continued)

Chartwell Investments II LLC
July 12, 2000
Page 8
----------------------------


Agreed to and accepted as of the date first above written:

CHARTWELL INVESTMENTS II LLC


By:      __________________________________

Title:   __________________________________

CAREY INTERNATIONAL, INC.                                           CONFIDENTIAL
--------------------------------------------------------------------------------

                       SUMMARY OF TERMS AND CONDITIONS
                        Senior Secured Credit Facilities
                            Carey International, Inc.


Transactions:       Chartwell Investments II LLC or one or more of its
                    affiliates (collectively, "Chartwell") will form, together with Ford Motor Company or one or more of its affiliates
                    (collectively, "FMC"), a holding company ("Parent"), which will in turn form a wholly owned subsidiary ("MergerCo"), and Parent and MergerCo will enter into an Agreement and Plan of Merger (the "Merger Agreement") with Carey
                    International, Inc., a Delaware corporation (the
                    "Borrower"), pursuant to which MergerCo and the Borrower will commence a joint tender offer (the "Tender Offer") to acquire, for cash, all of the issued and outstanding shares of common stock of the Borrower. Pursuant to the Merger
                    Agreement, upon completion of the Tender Offer, either
                    MergerCo or a wholly owned subsidiary of MergerCo created for such purpose will merge (the "Merger") with and into the Borrower. The Tender Offer and Merger will be completed either in a Short-Form Merger Structure or a Long-Form
                    Merger Structure, as hereinafter described, depending on the number of shares of common stock of the Borrower that are tendered in the Tender Offer.

                    Short-Form Merger Structure: The Merger Agreement will
                    ---------------------------
                    provide that the Tender Offer will be made jointly by MergerCo and the Borrower. In addition, the Merger Agreement will provide for the grant by the Borrower to MergerCo of an option (the "Topping Option") to acquire up to a specified number of shares of newly issued common stock of the Borrower, for cash, at a price of not more than $18.25 per share. In the event that holders of outstanding common stock of the Borrower tender shares representing less than 90% of the outstanding common stock of the Borrower, MergerCo may exercise the Topping Option to acquire such number of shares of common stock as will be necessary so that, upon completion of the Tender Offer and exercise of the Topping Option, MergerCo will own at least that percentage of the then outstanding shares of common stock of the Borrower entitled to vote in connection with the approval of the Merger which is necessary to effect a "short-form" merger under applicable law, giving effect to the issuance of such shares. The exercise of the Topping Option and the issuance of shares of common stock to MergerCo thereunder will be completed simultaneously with acceptance of shares in the Tender Offer. Upon completion of the Tender Offer and acquisition of shares pursuant to the Topping


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FIRST UNION SECURITIES, INC.                                              PAGE 1

CAREY INTERNATIONAL, INC.                                           CONFIDENTIAL
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          Option, and prior to or simultaneously with the initial funding of the
          Facilities as described hereinafter, MergerCo will merge with and into the Borrower, with the Borrower being the surviving corporation (the "Short-Form Merger"). In the Short-Form Merger, outstanding shares of common stock of the Borrower (other than shares held by MergerCo, management rollover shares and dissenting shares) will be converted into the right to receive cash in the amount of not more than $18.25 per share, and the Borrower will utilize draws under the Facilities to fund the payment of cash to the holders of such shares as further described under "Use of Proceeds" set forth below.

          In order to finance the Tender Offer and the Short-Form Merger, (a) Parent will capitalize MergerCo and the Borrower (the "Equity Capitalization") with approximately (and in any event not less than) $97 million in cash equity contributed to Parent by Chartwell and FMC (and thereafter by Parent to MergerCo) and approximately $9.0 million (and in any event not less than $6.0 million) (based on the Tender Offer Price) in rollover equity retained by members of the Borrower's management (the "Management Investors"), (b) the Borrower will obtain the Facilities (as hereinafter defined), and (c) the Borrower will issue $40 million in aggregate principal amount of its unsecured subordinated notes in a private placement (the "Subordinated Notes").

          Long-Form Merger Structure: In the event that holders of outstanding
          --------------------------
          common stock of the Borrower tender shares representing more than 50.1% of the outstanding common stock of the Borrower but the Short-Form Merger Structure cannot be utilized, then upon completion of the Tender Offer, (a) MergerCo will acquire shares tendered in the Tender Offer representing at least 50.1% of the outstanding common stock of the Borrower entitled to vote in connection with the approval of the Merger, after giving effect to completion of the Self-Tender (as hereinafter defined), utilizing only the proceeds of the Equity Capitalization to effect such purchase, and (b) the Borrower will acquire and immediately cancel the remainder of the shares tendered in the Tender Offer (the "Self-Tender") and will repay in full its existing senior bank credit facilities, utilizing (i) first, the proceeds of the issuance of the Subordinated Notes, and (ii) second, to the extent necessary, draws under the Facilities on the terms and conditions set forth herein to pay for any remaining tendered shares as further described under "Use of Proceeds" set forth below. As soon as possible after completion of the Tender Offer in accordance with applicable law, MergerCo or a wholly owned subsidiary thereof created solely for such purpose will merge with and into the Borrower, with the Borrower being the surviving corporation (the "Long-Form


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FIRST UNION SECURITIES, INC.                                              PAGE 2

CAREY INTERNATIONAL, INC.                                           CONFIDENTIAL
--------------------------------------------------------------------------------

                    Merger"). In the Long-Form Merger, outstanding shares of common stock of the Borrower (other than shares held by MergerCo, management rollover shares and dissenting shares) will be converted into the right to receive cash in the amount of not more than $18.25 per share, and the Borrower will utilize draws under the Facilities (and, to the extent not required to fund the Self-Tender or refinance the Borrower's existing senior bank credit facilities, the proceeds of the Subordinated Notes) to fund the payment of cash to the holders of such shares.

                    In order to finance the Tender Offer and the Long-Form Merger, (a) Parent will effect the Equity Capitalization and
                    (b) the Borrower will obtain the Facilities and issue the Subordinated Notes.

                    The Tender Offer, the Short-Form Merger, the Long-Form Merger (the Short-Form Merger and the Long-Form Merger each sometimes being referred to as the "Merger"), the Topping Option and the exercise thereof, the Equity Capitalization, the Facilities, the Subordinated Notes, the Self-Tender and the other transactions described herein are referred to collectively as the "Transactions." The direct parent company of the Borrower after giving effect to the transactions described above, whether Parent or MergerCo, is referred to herein as "Holdings."

Borrower:           Carey International, Inc., a Delaware corporation.

Administrative
Agent:              First Union National Bank ("First Union" or the
                    "Administrative Agent").

Syndication Agent:  Fleet National Bank ("Fleet" or the "Syndication Agent,"
                    and together with the Administrative Agent, the "Agents").

Co-Arrangers:       First Union Securities, Inc. ("FUSI") and FleetBoston
                    Robertson Stephens Inc. ("FRS," and together with FUSI, the "Co-Arrangers").

Lenders: First Union, Fleet and a syndicate of financial institutions (the "Lenders") reasonably acceptable to the Agents, the Co-Arrangers and the Borrower.

Facilities:         (1)  $40 million 5 1/2- year Term Loans (the "Term A
                         Facility").
                    (2)  $60 million 6 1/2-year Term Loans (the "Term B
                         Facility").
                    (3)  $25 million 5 1/2-year Revolving Credit Facility
                         (the "Revolving Credit Facility").
                    (4)  $35 million 5 1/2-year Acquisition Facility (the
                         "Acquisition Facility").


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FIRST UNION SECURITIES, INC.                                              PAGE 3

CAREY INTERNATIONAL, INC.                                           CONFIDENTIAL
--------------------------------------------------------------------------------


                    A portion of the Revolving Credit Facility, in an amount to be determined, will be available for use by the Borrower for the issuance of letters of credit. Letters of credit may be issued with maturities of up to one year, renewable annually thereafter, and in any event shall not extend beyond the Revolving Credit Facility maturity date. First Union will be the issuing bank for all letters of credit. The Revolving Credit Facility will also contain a sublimit for swingline loans to be made available by First Union, in an amount to be determined.

                    The aggregate principal amount of the Term A Facility and the Term B Facility (collectively, the "Term Facilities") may, at the option of the Lenders, exercised prior to closing in their sole discretion, be increased by an amount of up to $10 million (to be allocated between the Term A Facility and the Term B Facility in a manner to be agreed upon) in order to provide additional funding to refinance indebtedness incurred under the Borrower's existing credit facility for acquisitions (the "Term Facilities Increase").

Availability:       The Term Facilities (together with the Revolving Credit
                    Facility and the Acquisition Facility, the "Facilities") must be drawn in full in a single draw on the date of the initial funding of the Facilities (the "Closing Date"), subject (in the case of the Long-Form Merger Structure) to funding of the remaining portion of the Term Facilities on a subsequent date as provided hereinbelow. Amounts repaid under the Term Facilities may not be reborrowed.

                    Loans under the Revolving Credit Facility will be available on a revolving basis at any time after the Closing Date and prior to maturity, subject to reduction by the aggregate amount of outstanding or unreimbursed letters of credit and outstanding swingline loans.

                    Loans under the Acquisition Facility will be available on a delayed-draw basis (i) if the Short-Form Merger Structure is utilized, for a period from the Closing Date to and including the date 18 months after the Closing Date (the "Acquisition Facility Amortization Date"), and (ii) if the Long-Form Merger Structure is utilized, for a period from the Subsequent Closing Date (as hereinafter defined) to and including the Acquisition Facility Amortization Date, provided that the Borrower may extend availability for an additional six-month period if, on a pro forma basis as of the time of extension, the Total Leverage Ratio (as hereinafter defined) is less than 4.25 to 1.0 and the Senior Leverage Ratio (as hereinafter defined) is less than 3.25 to 1.0, and provided further that, notwithstanding anything contained elsewhere in this Term Sheet, no borrowings under the Acquisition Facility shall be available to the Borrower until each of the Agents has reached a hold


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                    level of $35 million in commitments (excluding the
                    Acquisition Facility commitments) in the syndication of the Facilities; and thereafter, the commitments under the Acquisition Facility shall become available to the Borrower as the Facilities are further syndicated and commitments assigned (whether by the Agents or any other Lenders), on a dollar-for-dollar basis with such assignments up to the maximum availability of $35 million. Amounts repaid under the Acquisition Facility may not be reborrowed.

                    If the Long-Form Merger Structure is utilized, the Closing Date shall be the date of completion of the Tender Offer and Self-Tender, and the Borrower will draw under the Facilities on the Closing Date (after using the proceeds from the Equity Capitalization and the Subordinated Notes) in an amount (the "Interim Funding") necessary to fund the Self-Tender, refinance its existing indebtedness, and pay fees and expenses in connection with the Transactions incurred through such date. The Interim Funding shall be made first under the Term A Facility, then (if the Term A Facility has been fully drawn) under the Term B Facility, and then (if the Term Facilities have been fully drawn) under the Revolving Credit Facility. The remaining amount of the Term Facilities must be drawn in full on the date of consummation of the Long-Form Merger and satisfaction of the other conditions set forth herein and applicable thereto (the "Subsequent Closing Date"). The Borrower shall escrow with the Administrative Agent proceeds from the Term Facilities (and, to the extent necessary, from the Revolving Credit Facility) funded on the Subsequent Closing Date in an amount equal to the product of (i) $18.25 times (ii) the number of shares held by dissenting stockholders, if any.

                    Notwithstanding the foregoing or anything else herein, in the event the Long-Form Merger Structure is utilized and the Long-Form Merger has not been completed on or before November 30, 2000, then the remaining undrawn commitments under the Term Facilities and under the Acquisition Facility, if any, will be terminated, no acquisitions will be permitted after such date without bank approval, and the Agents and the Borrower will discuss in good faith amending the financial covenants in the definitive credit agreement in light of the revised terms of the Facilities.

Maturity Date:      Term A Facility, Revolving Credit Facility and Acquisition
                    Facility: 5 1/2years after the Closing Date.
                    Term B Facility: 6 1/2years after the Closing Date.

Use of Proceeds:    The proceeds of the Facilities shall be used (i) to finance a portion of the consideration to be paid in connection with the Tender Offer and


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               the Merger, (ii) to refinance existing indebtedness of the
               Borrower, (iii) to pay fees and expenses in connection with the Transactions, and (iv) as to the Acquisition Facility, to fund acquisitions by the Borrower and its subsidiaries, and as to the Revolving Credit Facility, to provide for the working capital and general corporate requirements (including the funding of acquisitions) of the Borrower and its subsidiaries.

               If the Long-Form Merger Structure is utilized, the proceeds of the Interim Funding shall be used as described under "Availability" above, and the remaining proceeds of the Facilities shall be used (i) to finance the remaining consideration to be paid in connection with the Long-Form Merger,
               (ii) to pay remaining fees and expenses in connection with the Transactions, and (iii) as to the Acquisition Facility, to fund acquisitions by the Borrower and its subsidiaries, and as to the Revolving Credit Facility, to provide for the working capital and general corporate requirements (including the funding of acquisitions) of the Borrower and its subsidiaries, in each case subject to the terms and conditions set forth herein; provided that proceeds from the Term Facilities funded on the Subsequent Closing Date (regardless of whether such proceeds are funded into escrow) may only be used to finance the consideration to be paid in connection with the Long-Form Merger in an amount not exceeding $18.25 for any share.

               In addition to the proceeds of the Facilities funded into escrow as described above under "Availability," borrowings under the Revolving Credit Facility may be used to fund payments to dissenting stockholders in the Merger, so long as (i) on a pro forma basis after giving effect to any such borrowing, the Total Leverage Ratio would be at least 25 basis points below the maximum level then applicable (as set forth in a certificate of the Borrower to the Agents) and (ii) after giving effect to any such borrowing, the Borrower would have undrawn and available commitments under the Revolving Credit Facility in an amount sufficient to fund the payments of interest then next due on the Facilities and the Subordinated Notes.

Amortization:  Outstanding principal of the Term A Facility, the Term B Facility and the Acquisition Facility will be payable in quarterly installments, with annual principal reductions as set forth in the following schedule:


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------------------------   ---------------   ---------------   ----------------
                               Term A            Term B           Acquisition
         Year                 Facility          Facility           Facility
         ----                 --------          --------           --------
------------------------   ---------------   ---------------   ----------------
         Year 1                   5%                  1%
------------------------   ---------------   ---------------   ----------------
         Year 2                  10%                  1%
------------------------   ---------------   ---------------   ----------------
         Year 3                  15%                  1%              10%
------------------------   ---------------   ---------------   ----------------
         Year 4                  25%                  1%              20%
------------------------   ---------------   ---------------   ----------------
         Year 5                  30%                  1%              35%
------------------------   ---------------   ---------------   ----------------
  First 1/2 of Year 6            15%                0.5%              35%
------------------------   ---------------   ---------------   ----------------
  Second 1/2 of Year 6                            47.25%
------------------------   ---------------   ---------------   ----------------
  First 1/2 of Year 7                             47.25%

                  Amortization of the Acquisition Facility will begin in Year 3.

                  All outstanding principal of the Revolving Credit Facility will be due and payable on the maturity date for the Revolving Credit Facility set forth above.

Guaranties:       The Facilities and any interest rate protection agreements entered into with any Lender (or any affiliate of any Lender) will be unconditionally guaranteed by Holdings and by all direct and indirect subsidiaries of the Borrower, whether existing at closing or thereafter organized or acquired, provided that no foreign subsidiary shall be required to provide a guarantee to the extent doing so would cause any materially adverse tax consequences to the Borrower.

Collateral:       The Facilities and any interest rate protection agreements entered into with any Lender (or any affiliate of any Lender) will be secured by a first priority perfected lien on and security interest in (a) 100% of the capital stock of the Borrower owned by Holdings (except to the extent the pledge thereof would cause the Lenders to be in violation of Regulation U of the Federal Reserve Board) (b) 100% of the capital stock of, or other equity ownership interests in, each direct and indirect subsidiary of the Borrower, whether existing at closing or thereafter organized or acquired (which pledge, in the case of foreign subsidiaries, shall be limited to 65% of the capital stock of the foreign subsidiaries whose direct parents are U.S. entities, to the extent the pledge of any greater amount would cause any materially adverse tax consequences to the Borrower), and (c) all of the assets
                  (including, without limitation, accounts receivable, inventory, equipment (including motor vehicles), intellectual property, contracts, license rights, and other general intangibles, cash, and material real property interests) of Holdings, the Borrower and its direct and indirect U.S.
                  subsidiaries, whether existing at closing or thereafter organized or acquired, except for assets as to which the Administrative Agent shall


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                    have determined in its reasonable discretion that the costs of obtaining such a lien and security interest are excessive in relation to the value of the security to be afforded thereby; provided that the Administrative Agent may, in its reasonable discretion, elect to require liens upon such assets (including assets of foreign subsidiaries) and provided further that the scope of real property collateral and real estate-related agreements, including landlord consents, will be discussed by the parties in good faith.

Borrowing Options:  At the Borrower's option, loans under the Facilities shall bear interest at (i) the Administrative Agent's Base Rate ("Base Rate") from time to time in effect plus the applicable Base Rate Margin in effect at such time with respect to the relevant Facility or (ii) the applicable LIBOR plus the applicable LIBOR Margin in effect at such time with respect to the relevant Facility, each such Margin to be determined from time to time in accordance with the pricing grids set forth in Exhibit A. Swingline loans shall be Base Rate loans.

                    The Base Rate is the higher of (i) the Administrative Agent's prime commercial lending rate as announced from time to time or (ii) the federal funds rate plus 0.5% per annum. LIBOR is the London Interbank Offered Rate (as quoted on Telerate Page 3750) for corresponding deposits of U.S. Dollars for interest periods of one, two, three or six months, subject to availability, as selected by the Borrower and as quoted to the Administrative Agent.

                    Interest on Base Rate loans shall be payable quarterly in arrears. Interest on LIBOR loans shall be payable at the end of each applicable interest period or at three-month intervals, if earlier. Interest shall be calculated on an actual/360-day basis for LIBOR loans and an actual/365/366-day basis for Base Rate loans.

                    During an event of default under the Facilities, all outstanding principal, accrued interest and other amounts shall accrue interest at a rate per annum of 2% in excess of the rate otherwise applicable, and such interest shall be payable on demand. The definitive credit documents shall include the Administrative Agent's standard protective provisions for such matters as increased costs, funding losses, illegality and withholding taxes.

Commitment Fees:    Payable quarterly in arrears to the Administrative Agent for the ratable benefit of the Lenders, calculated on an actual/360-day basis, (i) with respect to the Revolving
                    Credit Facility, at a per annum rate as determined in accordance with the pricing grids set forth in Exhibit A on the aggregate unutilized portion of the Revolving Credit
                    Facility,


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                    from the execution date of the definitive credit agreement for the Facilities until termination of the commitments under the Revolving Credit Facility, (ii) with respect to the Acquisition Facility, at a per annum rate as determined in accordance with the pricing grids set forth in Exhibit A on the average unutilized portion of the Acquisition Facility, from the execution date of the definitive credit agreement for the Facilities until termination of the commitments under the Acquisition Facility, and (iii) in the event the Long-Form Merger Structure is utilized, with respect to the Term Facilities, (a) at a per annum rate of 0.50% on the average undrawn portion of the Term Facilities from the Closing Date until the earliest to occur of (1) the Subsequent Closing Date, (2) September 30, 2000, and (3) termination of the Term Facilities, and (b) if the Term Facilities remain undrawn in whole or in part after September 30, 2000, at a per annum rate of 1.0% on the aggregate undrawn portion of the Term Facilities from September 30, 2000 until November 30, 2000 or any earlier termination of the Term Facilities.

Letter of Credit
Fee: Payable quarterly in arrears to the Administrative Agent for the ratable benefit of the Lenders and calculated on an actual/360-day basis, at a per annum rate equal to the applicable LIBOR Margin in effect from time to time for the Revolving Credit Facility (as determined in accordance with the pricing grids set forth in Exhibit A) on the average daily stated amount of all letters of credit. In addition, the Borrower will pay a facing fee with respect to each letter of credit in an amount equal to 0.25% of the average daily stated amount thereof, payable quarterly in arrears to First Union for its own account as issuer of letters of credit and calculated on an actual/360-day basis.

Mandatory Prepay-
ments/Commitment
Reductions:         The Borrower will be required to prepay amounts outstanding under the Facilities, without premium or penalty (subject to payment of any funding losses resulting from prepayment of LIBOR loans other than on the last day of the applicable interest period) as follows: (i) 100% of the net cash proceeds from the sale or disposition by Holdings, the Borrower or any subsidiary of assets outside the ordinary course of business (including insurance proceeds), subject to reinvestment provisions and limited exceptions to be agreed upon, (ii) 100% of the net cash proceeds of any issuance or sale by Holdings, the Borrower or any subsidiary of debt securities (excluding debt issued in connection with the Transactions), subject to limited exceptions to be agreed upon, (iii) 100% of the net cash proceeds of any issuance or sale by Holdings, the Borrower or any subsidiary of equity securities (excluding equity issued in connection with the Transactions), subject


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                        to limited exceptions to be agreed upon, and (iv) 75% of
                        Excess Cash Flow (to be defined), with such percentage to be reduced to 50% in the event the Total Leverage Ratio is reduced to or below a level to be agreed upon. Such proceeds shall be applied first to the Term Facilities, pro rata among the Term A Facility, the Term B Facility and, if the Acquisition Facility commitments have terminated, the Acquisition Facility (subject to a right of refusal in favor of holders of the Term B Facility so long as Term A Facility loans or Acquisition loans are outstanding) and, within each such Facility, to the remaining amortization payments on a pro rata basis, then (if the Acquisition Facility commitments are in effect) to the Acquisition Facility (with a corresponding permanent pro rata reduction of the Acquisition Facility commitments), and then to the Revolving Credit Facility (with a corresponding permanent pro rata reduction of the Revolving Credit Facility commitments).

Voluntary Prepay-
ments/Commitment
Reductions:             The Borrower may prepay amounts outstanding under the
                        Facilities at any time, without premium or penalty
                        (subject to advance notice provisions and minimum repayment amounts to be agreed upon, and subject to payment of any funding losses resulting from prepayment of LIBOR loans other than on the last day of the applicable interest period). Each voluntary prepayment of the Term Facilities shall be applied pro rata between the Term A Facility and the Term B Facility and, within each such Facility, to the remaining amortization payments on a pro rata basis. Each voluntary prepayment of the Acquisition Facility after termination of the Acquisition Facility commitments shall be applied to the remaining amortization payments on a pro rata basis.
                        Additionally, the Borrower may, at its option upon five business days' notice to the Administrative Agent, reduce the aggregate unutilized commitments under the Revolving Credit Facility or the Acquisition Facility in part (in minimum amounts to be agreed upon) or in whole.
                        Any such reductions shall be applied to the commitments under the applicable Facility pro rata.

Conditions Precedent
to Borrowing:           The initial funding of the Facilities will be subject
                        to the satisfaction of conditions precedent consistent with those customarily found in similar financings and such additional conditions deemed appropriate by the Agents in the context of the Facilities, including without limitation the conditions set forth in the Commitment Letter to which this Summary of Terms and Conditions is attached, and the following:


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          (1)  The definitive credit agreement and all other documentation for the Facilities shall be satisfactory in form and substance to the Agents and the Lenders;

          (2) Parent, MergerCo and the Borrower shall have entered into the Merger Agreement, and the Merger Agreement, the Tender Offer and the Merger shall have been approved by the Borrower's board of directors and such approval shall not have been withdrawn or modified in a manner adverse to the Lenders;

          (3) The Agents shall be satisfied with the corporate and capital structure of Holdings, the Borrower and their respective subsidiaries and the management of the Borrower and its subsidiaries after giving effect to the Transactions, with all legal, tax and accounting matters relating to the Transactions or to Holdings, the Borrower and their respective subsidiaries after giving effect thereto, and with all documentation relating to the Tender Offer, the Merger, the Equity Capitalization and the other Transactions (including the Merger Agreement and all schedules and exhibits thereto, the offer to purchase (the "Offer to Purchase") and related documentation in connection with the Tender Offer, all employment contracts and securityholder agreements, and the terms and conditions of all earnouts or other deferred purchase price payments in connection with acquisitions by the Borrower and its subsidiaries); and without limitation of the foregoing, the Agents shall be satisfied that (i) the aggregate purchase price for all of the issued and outstanding shares of the Borrower acquired pursuant to the Tender Offer and the Merger will not exceed $220 million (before giving effect to proceeds to the Borrower from the exercise of options and warrants), and the purchase price for any share shall not exceed $18.25, (ii) aggregate fees and expenses of Parent and MergerCo payable in connection with the Transactions will not exceed an amount reasonably acceptable to the Agents, and (iii) in the event the Long-Form Merger Structure is utilized, the Borrower will be prepared to file its preliminary proxy or information statement relating to the Merger with the Securities and Exchange Commission promptly after completion of the Tender Offer;

          (4) In the event the Short-Form Merger Structure is utilized, the Agents shall be satisfied that the exercise of the Topping Option shall permit the utilization of the Short-Form Merger Structure and that, prior to or substantially concurrently with the initial funding of the Facilities, (i) the Tender Offer, the exercise of the Topping Option (if exercised) and the Short-Form Merger shall


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               have been consummated in accordance with the terms of the Merger
               Agreement, the Offer to Purchase and all other applicable documentation and in compliance with all applicable law and regulatory approvals, without any amendment or waiver of any material condition or other provision thereof except as approved by the Agents, and (ii) MergerCo shall have accepted for payment and acquired tendered shares which, together with other shares then owned by MergerCo (including shares acquired directly from the Borrower pursuant to exercise of the Topping Option), represent not less than that percentage of the aggregate voting power (after giving effect to exercise of the Topping Option) of all outstanding shares of the Borrower entitled to vote in connection with the approval of the Merger which is necessary to effect a "short-form" merger under applicable law;

          (5) In the event the Long-Form Merger Structure is utilized, the Agents shall be satisfied that, prior to or substantially concurrently with the Interim Funding, (i) the Tender Offer and the Self-Tender shall have been consummated in accordance with the terms of the Merger Agreement, the Offer to Purchase and all other applicable documentation and in compliance with all applicable law and regulatory approvals, without any amendment or waiver of any material condition or other provision thereof except as approved by the Agents, and (ii) MergerCo shall have accepted for payment and acquired tendered shares representing not less than 50.1% of the aggregate voting power (determined after giving pro forma effect to the consummation of the Self-Tender and the cancellation of shares acquired by the Borrower in the Self-Tender) of all outstanding shares of the Borrower entitled to vote in connection with the approval of the Merger;

          (6) The Agents shall be satisfied that, prior to or substantially concurrently with the initial funding of the Facilities, the existing senior indebtedness of the Borrower (other than miscellaneous items of senior indebtedness in amounts reasonably acceptable to the Agents) shall have been terminated and satisfied in full and all liens and guarantees in connection therewith shall have been released, and Parent, the Borrower and their respective subsidiaries shall have no funded debt other than the Facilities, the Subordinated Notes and such miscellaneous indebtedness;

          (7) All governmental and third-party consents and approvals necessary in connection with the consummation of the Facilities, the Tender Offer and (unless the Long-Form Merger Structure is utilized) the Merger, and the other Transactions (including Hart-


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               Scott-Rodino clearance), shall have been obtained and remain in effect and shall be satisfactory to the Agents (including, without limitation, any necessary consents to the collateral assignment of franchise and license agreements); all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority; and no law or regulation shall be applicable, or event shall have occurred, that seeks to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the consummation of the Tender Offer, the Merger, the Facilities or any of the other Transactions;

          (8) All filings, recordations and other actions necessary or, in the Administrative Agent's reasonable judgment, desirable to perfect the Administrative Agent's liens and security interests in the collateral securing the Facilities shall have been made or taken, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made; in connection with any real estate collateral, the Administrative Agent shall have received such items (including landlord waivers) as it shall have reasonably requested; and the Administrative Agent shall have received the results of lien, judgment and pending litigation searches with respect to Parent, the Borrower and their respective subsidiaries in jurisdictions selected by it and shall be satisfied with the results thereof;

          (9) The Agents shall be satisfied that the initial funding under the Facilities will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System;

          (10) The Equity Capitalization shall have been consummated on terms and conditions satisfactory to the Agents; and in connection therewith the Agents shall be satisfied that after giving effect thereto (i) Parent shall have received from Ford Motor Company net cash proceeds of not less than $43 million, and from Chartwell net cash proceeds of not less than $54 million (and in each case Parent shall have contributed such proceeds to MergerCo), from the issuance of equity on terms and conditions (including, in the case of any preferred equity, dividend and redemption terms and all other terms) satisfactory to the Agents (and the aggregate amount of net proceeds from the Equity Capitalization, including any management rollover equity, shall not be less than $105.5 million), and (ii) the Management Investors shall have contributed not less than $6.0 million to the equity of the Borrower pursuant to the retention or rollover of existing common stock; and in addition, the Agents shall be


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               satisfied that the $1.5 million earnout payment due from the
               Borrower on August 31, 2000 in connection with the "Allied" acquisition shall have been paid (or if payable after the Closing Date, shall be paid) entirely with the proceeds of additional cash equity contributed to the Borrower (directly or indirectly) by Chartwell and FMC on the Closing Date;

          (11) The Borrower shall have received net cash proceeds of not less than $40 million from the issuance of the Subordinated Notes on terms and conditions (including, without limitation, interest, maturity, covenants, default and acceleration, and terms of subordination), and pursuant to documentation, satisfactory to the Agents;

          (12) The Agents shall have received an opening pro forma balance sheet and income statement of the Borrower and its subsidiaries, as of the last day of the month most recently ended prior to the Closing Date (or, if the Closing Date occurs on or prior to the 20th day of a month, as of the last day of the next prior month) and for the twelve-month period then ended (provided that such balance sheet shall be as of the most recent date as of which a balance sheet of the Borrower has been prepared and is available, if prior to the date required above, except that debt balances shall be as of the date required above), giving effect to the consummation of the Tender Offer, the Merger, the initial funding of the Facilities and the consummation of the other Transactions, together with projected financial statements of the Borrower and its subsidiaries (consisting of balance sheets and statements of income and cash flows) prepared on an annual basis through November 30, 2009, all of which shall be in form and substance satisfactory to the Agents;

          (13) The Agents shall be satisfied that, on a pro forma basis as of a recent date after giving effect to the Tender Offer, the Merger, the initial funding of the Facilities and the consummation of the other Transactions, (i) the Borrower is in compliance with all financial covenants in the definitive credit documentation, (ii) pro forma adjusted EBITDA of the Borrower and its subsidiaries (to be defined in a manner satisfactory to the Agents) for the most recently completed twelve-month period is not less than $33.3 million (or, in the event the Borrower utilizes the Term Facilities Increase, an amount acceptable to the Agents), and
               (iii) aggregate total funded debt of the Borrower and its subsidiaries is not greater than $148.25 million and aggregate total funded senior debt of the Borrower and its subsidiaries is not greater than


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               $108.25 million (in each case, plus (a) miscellaneous items of indebtedness (excluding capital leases) reasonably acceptable to the Agents and (b) the aggregate amount of the Term Facilities Increase (if applicable)), it being understood that any increases in funding under the Facilities that would result in greater pro forma debt outstanding on the Closing Date than the amounts set forth above shall require the prior approval of the Agents;

          (14) There shall not have occurred, since November 30, 1999, (i) any material adverse change in the condition (financial or otherwise), operations, properties, prospects or business of the Borrower and its subsidiaries, or (ii) any event, condition or state of facts that could reasonably be expected to have such a material adverse change;

          (15) No action, suit, proceeding or investigation shall have been instituted or threatened before, and no order, injunction or decree shall have been entered by, any court, arbitrator or governmental authority, in each case seeking to enjoin, restrain, restrict, set aside or prohibit, to impose material conditions upon, or to obtain substantial damages in respect of, the consummation of the Tender Offer, the Merger, the Facilities or any of the other Transactions or that, in the opinion of the Agents, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), operations, properties, prospects or business of the Borrower and its subsidiaries or on the ability of Holdings, the Borrower and their respective subsidiaries to perform their respective obligations under the definitive documentation for the Facilities;

          (16) There shall not have occurred any material disruption or material adverse change in, or other condition with respect to, the United States financial and capital markets that could reasonably be expected to have a material adverse effect on the syndication of the Facilities;

          (17) The Agents shall have received a solvency opinion with respect to the Borrower and its subsidiaries after giving effect to the Transactions, from an independent valuation firm acceptable to the Agents and in form and substance satisfactory to the Agents;

          (18) The Agents shall have received copies of (i) due diligence reports on the Borrower and its subsidiaries from PricewaterhouseCoopers and Bain, (ii) business and financial due diligence reports for County Limousine, (iii) a review of the


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               insurance coverages of the Borrower and its subsidiaries from
               Marsh & McLennan, and (iv) environmental reports with respect to selected properties of the Borrower and its subsidiaries, and, in each case, shall be satisfied in their sole discretion with the results thereof;

          (19) The Agents shall have received a copy of the executed fairness opinion of the Borrower's financial advisors in connection with the Tender Offer and the Merger;

          (20) The representations and warranties contained in the definitive credit documentation shall be true and correct as of the Closing Date as if made on such date, and no default or event of default thereunder shall have occurred and be continuing;

          (21) All fees and expenses of the Co-Arrangers, the Agents and the Lenders required to have been paid as a condition to the initial funding of the Facilities shall have been paid; and

          (22) The Agents and the Lenders shall have received such other documents, agreements and opinions in connection with the Facilities (including but not limited to legal opinions of counsel to Holdings, the Borrower and their respective subsidiaries (including local counsel in such jurisdictions as shall be requested by the Agents), and reliance letters with respect to opinions delivered in connection with the Merger, including an opinion of Delaware counsel to the Borrower as to the validity of the Merger), all satisfactory in form and substance, as the Agents or any Lender may reasonably request.

          In addition, in the event the Long-Form Merger Structure is utilized, the funding of the undrawn portion of the Term Facilities (and any funding under the other Facilities) on the Subsequent Closing Date will be subject to the satisfaction of the following conditions:

          (1) The Agents shall be satisfied that, prior to or substantially concurrently with the funding of the Facilities on the Subsequent Closing Date, the Long-Form Merger shall have been consummated in accordance with the terms of the Merger Agreement and all other applicable documentation and in compliance with all applicable law and regulatory approvals, without any amendment or waiver of any material condition or other provision thereof except as approved by the Agents;


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                    (2)  All governmental and third-party consents and approvals necessary or desirable in connection with the consummation of the Long-Form Merger shall have been obtained and remain in effect and shall be satisfactory to the Agents; all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority; and no law or regulation shall be applicable that seeks to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the consummation of the Long-Form Merger;

                    (3) No action, suit, proceeding or investigation shall have been instituted or threatened before, and no order, injunction or decree shall have been entered by, any court, arbitrator or governmental authority, in each case that, in the opinion of the Agents, could reasonably be expected (i) to enjoin, restrain, restrict, set aside or prohibit or (ii) to impose material conditions upon, or to obtain substantial damages in respect of, the consummation of the Long-Form Merger;

                    (4) The Agents shall be satisfied that, on a pro forma basis as of a recent date after giving effect to the Merger and the funding of the Facilities on the Subsequent Closing Date, aggregate total funded debt of the Borrower and its subsidiaries is not greater than $148.25 million and aggregate total funded senior debt of the Borrower and its subsidiaries is not greater than $108.25 million (in each case, plus (a) the amounts referred to in paragraph 13 of "Conditions Precedent to Borrowing" above, and (b) without duplication, borrowings under the Facilities since the Closing Date);

                    (5) The material representations and warranties identified in the definitive credit documentation shall be true and correct in all material respects as of the Subsequent Closing Date as if made on such date, and no default or event of default thereunder shall have occurred and be continuing.

Representations and
Warranties:         The definitive credit documentation will contain
                    representations and warranties consistent with those customarily found in similar financings and such additional representations and warranties deemed appropriate by the Agents in the context of the Facilities, including without limitation representations and warranties regarding corporate organization and power, absence of violation of organizational documents, other agreements and applicable laws, absence of material litigation, obtaining of government approvals, subsidiaries, payment of


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                    taxes, authorization and enforceability of the credit
                    documents, full disclosure, margin securities, ERISA matters, solvency, accuracy of financial statements, absence of material adverse change, title to and sufficiency of assets, real estate, intellectual property, governmental permits and licenses, insurance, compliance with laws, environmental matters, validity and perfection of security interests, and material contracts.

Affirmative
Covenants:          The definitive credit documentation will contain affirmative covenants consistent with those customarily found in similar financings and such additional covenants deemed appropriate by the Agents in the context of the Facilities, including without limitation (i) delivery of quarterly and annual financial statements, together with financial covenant compliance certificates, (ii) annual delivery of operating budget and cash flow projections, prepared on a quarterly basis, (iii) delivery of regulatory reports, management letters, public filings and other specified business information, (iv) delivery of notice of material litigation, proceedings, events of default, ERISA events and other significant matters, and (v) maintenance of corporate existence, franchises and properties, compliance with laws, payment of taxes and other obligations, inspection rights, and maintenance of insurance, books and records.

Negative
Covenants:          The definitive credit documentation will contain negative
                    covenants consistent with those customarily found in similar financings and such additional covenants deemed appropriate by the Agents in the context of the Facilities, including without limitation (i) restrictions on consolidation, merger, sale or disposition of assets and sale-leaseback transactions, (ii) restrictions on indebtedness, including guaranties, (iii) restrictions on liens (negative pledge),
                    (iv) restrictions on joint ventures, acquisitions and other investments, (v) restrictions on dividends, redemptions and distributions with respect to capital stock and redemptions and prepayments of subordinated debt, (vi) restrictions on transactions with affiliates (with the Chartwell management fee not to exceed $650,000 during fiscal year 2000 and, for any subsequent fiscal year, not to exceed the greater of (x)
                    $650,000 or (y) the lesser of (i) 2% of EBITDA for such fiscal year or (ii) $1,625,000), (vii) restrictions on changes in lines of business (including any change in the passive status of Holdings), (viii) restrictions on amendments to subordinated debt and equity documents, and
                    (ix) restrictions on other negative pledges, changes in accounting policies and changes in fiscal year. Acquisitions not exceeding $7.5 million individually or $25 million during any fiscal


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                    year will be permitted without bank approval, subject to
                    delivery of specified business and financial information relating to the acquisition, absence of default, and pro forma financial covenant compliance (including, for any acquisition during the period ending 18 months after closing, pro forma Total Leverage Ratio of 4.5 to 1.0 and pro forma Senior Leverage Ratio of 3.5 to 1.0 as of the date of the acquisition). In addition, the Borrower shall deliver to the Lenders a review prepared by PricewaterhouseCoopers, or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, with respect to any acquisition creating pro forma EBITDA of $1 million or more at least 10 days prior to closing such acquisition.

Financial
Covenants:          The definitive credit documentation will contain financial covenants (with definitions, levels and other terms as set forth below or to be agreed upon by the Borrower and the Agents) based on the financial information provided to the Agents, determined for the Borrower and its subsidiaries on a consolidated basis, reported quarterly on a rolling four-quarter basis and to include without limitation the following:

                    (a) Maximum Total Leverage Ratio (total funded debt, including letters of credit and guaranties/EBITDA):
                         4.75 to 1.0, with stepdown 18 months after closing to
                         4.5 to 1.0 and stepdowns thereafter to be agreed upon;

                    (b) Maximum Senior Leverage Ratio (total funded senior debt, including letters of credit and guaranties/EBITDA): 3.75 to 1.0, with stepdown 18 months after closing to 3.5 to 1.0 and stepdowns thereafter to be agreed upon;

                    (c) Minimum Fixed Charge Coverage Ratio (EBITDA less maintenance capital expenditures less cash taxes/cash interest plus scheduled principal payments on indebtedness): levels to be agreed upon;

                    (d) Minimum Interest Coverage Ratio (EBITDA/cash interest expense): levels to be agreed upon; and

                    (e) Maximum Annual Capital Expenditures (with sublimit for expenditures related to the Enterprise System MIS project): levels to be agreed upon.

Events of Default:  The definitive credit documentation will contain events of default consistent with those customarily found in similar financings and such

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                    additional events of default deemed appropriate by the
                    Agents in the context of the Facilities, including without limitation (i) failure to pay any principal, interest or fees when due, (ii) breach of covenants (with customary grace periods for certain affirmative covenants), (iii) material incorrectness when made of any representation or warranty, (iv) payment or other default under other material indebtedness, (v) bankruptcy or insolvency, (vi) judgment liens or ERISA events, (vii) actual or asserted invalidity of guaranty or security documents, and (viii) change of control.

Interest Rate
Protection:         Within 45 days after the Term Facilities are fully drawn,
                    the Borrower will be required to have fixed or hedged at least 50% of the Term Facilities on terms reasonably acceptable to the Agents.

Assignments and
Participations:     Customary participation rights will be provided, subject to voting restrictions on significant matters. Assignments by Lenders to banks and other financial institutions meeting certain size thresholds will be permitted with the approval
                    (not to be unreasonably withheld) of the Administrative
                    Agent and the Borrower (provided that the Borrower's approval shall not be required during an Event of Default under the Facilities), subject to minimum amounts to be agreed upon and payment by the assignor or assignee of a $3,000 assignment fee to the Administrative Agent.

Amendments and
Waivers: Amendments and waivers of the provisions of the definitive credit documentation will require the approval of Lenders holding outstanding loans and commitments representing at least a majority of the aggregate outstanding loans and commitments under the Facilities (the "Required Lenders"), except that the consent of all affected Lenders shall be required with respect to reductions, or extension of time for payment, of principal, interest or fees and the consent of all Lenders shall be required with respect to increases in commitment amounts, releases of all or substantially all collateral, releases of guarantors, and changes to voting requirements.

Expenses and
Indemnification:    The Borrower will pay (a) all reasonable out-of-pocket costs and expenses of the Agents and the Co-Arrangers (including the reasonable fees and disbursements of counsel) in connection with the preparation, execution and delivery of the definitive documentation for the Facilities and any amendment or waiver with respect thereto and the syndication of the Facilities, and (b) all reasonable out-of-pocket


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                        costs and expenses of the Agents and the Lenders
                        (including the reasonable fees and disbursements of counsel) in connection with the enforcement of the Facilities.

                        The Borrower will indemnify the Co-Arrangers, the Agents and the Lenders and hold them harmless against all claims, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) arising from or relating to the proposed financing contemplated hereby and the other transactions connected therewith, except to the extent finally determined to have resulted from such indemnified party's gross negligence or willful misconduct.

Governing Law:          North Carolina.

Counsel to the
Administrative Agent:   Robinson, Bradshaw & Hinson, P.A.

Miscellaneous:          Customary provisions regarding consent to jurisdiction,
                        waiver of jury trial, service of process, and other miscellaneous matters. All parties will agree to mandatory arbitration of disputes.





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                                    EXHIBIT A

                                  Pricing Grids


     The applicable LIBOR Margins, Base Rate Margins and commitment fee percentages under the Revolving Credit Facility and the Acquisition Facility will be determined according to the following grids by reference to the Total Leverage Ratio, with each change in the applicable LIBOR Margins, Base Rate Margins and commitment fee percentages to be effective 10 days after delivery to the Agent of quarterly or annual financial statements and a compliance certificate showing the Total Leverage Ratio as of the last day of the fiscal quarter most recently ended.


Term A Facility, Revolving Credit Facility, Acquisition Facility and Commitment
-------------------------------------------------------------------------------
Fees
----

-------------------------------------------------------------------------------------------------------------
                                          Applicable      Applicable      Commitment Fee     Commitment Fee
  Tier           Leverage Ratio             LIBOR           Base             Percentage        Percentage
  ----           --------------             Margin        Rate Margin   (Revolving Credit)   (Acquisition)
                                            ------        -----------   ------------------   -------------
-------------------------------------------------------------------------------------------------------------
   I      Greater than or equal to 4.5      3.75%           2.25%             0.50%               0.75%
                     to 1.0

-------------------------------------------------------------------------------------------------------------
   II       Less than 4.5 to 1.0 but        3.50%           2.00%             0.50%               0.75%
          greater than or equal to 4.0
                     to 1.0

-------------------------------------------------------------------------------------------------------------
  III       Less than 4.0 to 1.0 but        3.25%           1.75%             0.50%               0.75%
          greater than or equal to 3.5
                     to 1.0

-------------------------------------------------------------------------------------------------------------
   IV       Less than 3.5 to 1.0 but        3.00%           1.50%             0.50%               0.75%
          greater than or equal to 3.0
                     to 1.0

-------------------------------------------------------------------------------------------------------------
   V          Less than 3.0 to 1.0          2.75%           1.25%             0.50%               0.75%

-------------------------------------------------------------------------------------------------------------

     Notwithstanding the foregoing, the initial applicable LIBOR Margin and applicable Base Rate Margin for the Term A Facility, the Revolving Credit Facility and the Acquisition Facility and the initial commitment fee percentages (from the date of closing until 10 days after the first delivery of financial statements and a compliance certificate) will be set at Tier II.




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
                                                      Term B Facility
                                                      ---------------

          --------------------------------------------------------------------------------------------------
                                                                                    Applicable    Applicable
                                                                                      LIBOR        Base Rate
            Tier                          Leverage Ratio                              Margin        Margin
            ----                          --------------                              ------        ------
          --------------------------------------------------------------------------------------------------
             I                 Greater than or equal to 4.5 to 1.0                    4.25%          2.75%

          --------------------------------------------------------------------------------------------------
             II      Less than 4.5 to 1.0 but greater than or equal to 4.0 to 1.0     4.00%          2.50%

          --------------------------------------------------------------------------------------------------
            III      Less than 4.0 to 1.0 but greater than or equal to 3.5 to 1.0     3.75%          2.25%

          --------------------------------------------------------------------------------------------------
             IV      Less than 3.5 to 1.0 but greater than or equal to 3.0 to 1.0     3.75%          2.25%

          --------------------------------------------------------------------------------------------------
              V                         Less than 3.0 to 1.0                          3.75%          2.25%

          --------------------------------------------------------------------------------------------------

          Notwithstanding the foregoing, the initial applicable LIBOR Margin and applicable Base Rate Margin for the Term B Facility and (from the date of closing until 10 days after the first delivery of financial statements and a compliance certificate) will be set at Tier II.





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